Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017	Exhibit 8.1

September 26, 2025

Grayscale Ethereum Mini Trust (ETH)
c/o Grayscale Investments Sponsors, LLC
290 Harbor Drive, 4th Floor
Stamford, Connecticut 06902

Ladies and Gentlemen:

We have acted as special tax counsel for Grayscale Investments Sponsors, LLC, a Delaware limited liability company (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, a registration statement on Form S-3 (the "Registration Statement"), including the prospectus constituting Part I of the Registration Statement (the "Prospectus"), as amended and supplemented through the date hereof, including by a Form 8-K filed in connection therewith to which this opinion is filed as Exhibit 8.1 (the “Form 8-K”), which is incorporated by reference therein. The Registration Statement relates to the proposed issuance by the Grayscale Ethereum Mini Trust (the "Trust"), a Delaware trust governed by the Second Amended and Restated Declaration of Trust and Trust Agreement dated September 25, 2025 between the Company, as Sponsor and CSC Delaware Trust Company, as Trustee (as amended from time to time, the “Trust Agreement”), of an unspecified amount of shares representing units of fractional undivided beneficial interest in and ownership of the Trust (the "Shares").

We have examined the Prospectus and originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Company, and such other documents, as we have deemed necessary or appropriate in order to enable us to render this opinion. In such examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent we deemed such reliance proper, upon written or oral statements of officers and other representatives of the Company. We have assumed, with your permission, that all statements concerning the Trust set forth in the Prospectus and in the written and oral statements described above are true, correct and complete, and that each of the Company and the Trust has complied with, and will continue to comply with, the obligations, covenants, and agreements contained in the Trust Agreement without waiver or modification.

Based on and subject to the foregoing, we advise you that, subject to the limitations and qualifications, and based on the assumptions, described herein and therein, the statements of law and legal conclusions set forth in the discussion under the caption "Material U.S. Federal Income Tax Consequences" in the Prospectus constitute our opinion as to the material United States federal income tax consequences of the ownership and disposition of Shares that generally may apply to a "U.S. Holder" or a “non-U.S. Holder” (in each case, as defined in the material under such caption), as applicable, under currently applicable law.

We express our opinion herein only as to those matters specifically set forth above, and no opinion should be inferred as to the tax consequences of the ownership and disposition of Shares under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

Grayscale Investment Sponsors, LLC

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Form 8-K, and to the references to our firm in the material under the caption "Legal Matters" in the said Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

September 24, 2025 2